CERTIFICATE OF AMENDMENT
                                     TO THE
                              DECLARATION OF TRUST
                                       OF
                        GT GLOBAL ASSET ALLOCATION TRUST

         The undersigned, being the Secretary of GT Global Asset Allocation Trust ("Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution, which amended the Declaration of Trust in the manner provided in such Declaration of Trust, by written consent on July 25, 1997, and that the amendment was effective on that date.


         RESOLVED, that the Declaration of Trust dated August 26, 1996 be, and it hereby is, amended to change the name of the Trust from "GT GLOBAL ASSET ALLOCATION TRUST" to "GT GLOBAL SERIES TRUST" in the following manner:

                                    Section 1 and  Section 2 (b) of Article I of
                         the   Declaration   of  Trust  are  hereby  amended  by
                         replacing  the  first   sentence  of  each  section  as
                         follows:

                                    Section 1. This Trust  shall be known as "GT
                         Global Series Trust."

                                    Section  2 (b).  The  "Trust"  refers  to GT
                         Global Series Trust and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series.

                                          /s/ Phillips Gillespie
Dated:  July 25, 1997                     _______________________________
                                          Phillip S. Gillespie, Secretary




San Francisco, California

On this 25th day of July, 1997, before me personally appeared Phillip S. Gillespie, to me personally known, who, being by me duly sworn, did say that he is Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.


                                          /s/
                                         _______________________________
                                                    Notary Public